Exhibit 99.2
CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent to: (1) the reference to our name and description of our role in the valuation process of the real estate properties of KBS Legacy Partners Apartment REIT, Inc. (the “Company”) being included or incorporated by reference in the Company’s Registration Statement on Form S-3 (File No. 333-181777) and the related prospectus, included therein, by being filed on a Current Report on Form 8-K, to be filed on the date hereof (the “8-K”) and (2) the inclusion in the 8-K that the total appraised value of the Company’s real estate properties of $472.2 million represents the sum of the appraised values of each of the Company’s real estate investments contained in the individual property appraisal reports provided by us to the Company as of the date of each such report.

/s/ CBRE, Inc.
CBRE, Inc.

December 11, 2014